Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Amendment No. 2 to Registration Statement No. 333-235511 on Form S-1 and the related prospectus of our report dated March 6, 2020, of our audit of the consolidated financial statements of Processa Pharmaceuticals, Inc. as of and for the years ended December 31, 2019 and 2018. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ BD & Co.

Owings Mills, MD

September 16, 2020